Exhibit 23.3



            CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the School Specialty, Inc. Amended and Restated 1998
Stock Incentive Plan of our report dated January 30,
1998 with respect to the financial statements of Select Service & Supply Co., Inc., included in the
Current Report (Form 8-K/A) of School Specialty, Inc.
dated February 9, 1999.



                                   /s/ Ernst & Young LLP

                                   ERNST & YOUNG LLP




Hackensack, New Jersey
November 1, 1999.